NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212 AMSTERDAM • ATL ANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVEL AND • COLUMBUS • DALL AS • DETROIT DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CIT Y • MIAMI • MIL AN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON February 11, 2021 Cleveland-Cliffs Inc. 200 Public Square, Suite 3300 Cleveland, Ohio 44114-2315 Re: 69,000,000 Common Shares of Cleveland-Cliffs Inc. Ladies and Gentlemen: We are acting as counsel for Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), in connection with the public offering and sale of (i) up to 29,000,000 shares (the “Company Shares”) of the Company’s common shares, par value $0.125 per share ( “Common Shares”), by the Company and (ii) 40,000,000 Common Shares (the “Selling Shareholder Shares”) by a certain shareholder of the Company pursuant to the Underwriting Agreement, dated as of February 8, 2021 (the “Underwriting Agreement”), by and among the Company, the selling shareholder party thereto and BofA Securities, Inc., as the sole underwriter. In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that: 1. The Company Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable. 2. The Selling Shareholder Shares are validly issued, fully paid and nonassessable. As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company relating to the Company’s Registration Statement on Form S- 3 (Registration No. 333-237324) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus supplement constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Very truly yours, /s/ Jones Day EXHIBIT 5.1